UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2009

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33213	77-0454924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive

San Jose, CA 95110

(Address of principal executive offices, including zip code)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 21, 2009, Magma Design Automation, Inc. (“Magma”) entered into a second amendment (the “Amendment”) to the Credit Agreement between Magma and Wells Fargo Bank, National Association (“Wells Fargo”), effective as of October 31, 2008 (the “Credit Agreement”).

The Amendment permits Magma, among other things, to use any of the proceeds of any credit extended under the Credit Agreement to make principal and interest payments on Magma’s outstanding 2.0% Convertible Senior Notes due May 15, 2010 and scheduled interest payments on any new convertible notes that Magma may issue in 2009 in an aggregate principal amount not to exceed $50 million. The Amendment also amends the definitions of “Permitted Indebtedness,” “Permitted Liens” and “Permitted Investments.”

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Credit Agreement, dated May 21, 2009, between Magma and Wells Fargo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magma Design Automation, Inc.

Date: May 29, 2009	By:	/s/ Peter S. Teshima
Peter S. Teshima Corporate Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Credit Agreement, dated May 21, 2009, between Magma and Wells Fargo

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